UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY FOCUS, INC.

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ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

July 31, 2020

Dear Stockholder:

You are cordially invited to this year’s Annual Meeting of Stockholders, which will be held virtually on Thursday, September 17, 2020 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2020, where you will be able to listen to and participate in the meeting live, submit questions, and vote online.

We believe that a virtual stockholder meeting will provide greater access to those who may want to attend, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on July 24, 2020, will receive a Notice of Internet Availability of Proxy Materials with details on accessing these materials. Beneficial owners of our common stock at the close of business on July 24, 2020 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on all matters without your specific instructions.

Thank you for your ongoing support of, and continued interest in, Energy Focus.

Very truly yours,

/s/ James Tu
James Tu
Executive Chairman and Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 17, 2020

TO STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) will be held virtually on Thursday, September 17, 2020 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2020, where you will be able to listen to and participate in the meeting live, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.To elect six directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Gina Huang, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu;
2.To approve the Energy Focus, Inc. 2020 Stock Incentive Plan (the “Plan”);

3.To consider and ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

4.To consider and approve on an advisory basis the compensation of our named executive officers; and

5.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 24, 2020 are entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2020:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tod A. Nestor
Tod A. Nestor
President, Chief Financial Officer and Secretary
Solon, Ohio
July 31, 2020

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of our board of directors of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use during the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Thursday, September 17, 2020 at 9:00 A.M., Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2020, where you will be able to listen to and participate in the meeting live, submit questions, and vote online.

The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock in their names to furnish proxy material to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 17, 2020

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at: http://www.proxyvote.com.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to you on or about August 3, 2020. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary forwarded you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Reverse Stock Split

All common stock share amounts and exercise or conversion prices relating to the common stock referenced in this proxy statement have been adjusted to reflect a one-for-five reverse stock split of our common stock, which became effective on June 11, 2020.

Record Date and Share Ownership

Only stockholders of record at the close of business on July 24, 2020 (the “Record Date”), will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 3,239,874 shares of common stock and 2,597,470 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) issued and outstanding as of the Record Date.

Proposals to be Voted Upon

You are being asked to vote on the following matters at the Annual Meeting:
1.To elect six directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Gina Huang, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu (the “Director Election Proposal”);
2.To approve the Energy Focus, Inc. 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan Approval Proposal”);

3.To consider and ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (the “Independent Registered Public Accounting Firm Ratification Proposal”);

4.To consider and approve on an advisory basis the compensation of our named executive officers (the “Say-on-Pay Proposal”); and

5.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting

On each matter to be voted on at the Annual Meeting each share of our outstanding stock held as of the Record Date shall be entitled to the following votes:

Class of Stock	Votes Per Share
Common Stock	1
Series A Preferred Stock	0.11074
At the Annual Meeting, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders attending the meeting by remote communication shall be deemed present in person and permitted to vote at the Annual Meeting.
If you are a beneficial owner of shares that are held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you may need to instruct your broker as to how to vote your shares on the proposals presented in this Proxy Statement. Failure to do so may result in a “broker non-vote,” because a broker may not have discretion to vote on your behalf with respect to such matter during the Annual Meeting. Any proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of whether a quorum is present during the Annual Meeting.
The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
1.Director Election Proposal. The six nominees receiving the greatest number of votes “For” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directors. Broker non-votes also will not have an effect on the outcome of the election of directors.
2. 2020 Stock Incentive Plan Approval Proposal. The affirmative vote of a majority of the votes cast is required to approve the 2020 Stock Incentive Plan Approval Proposal. Abstentions and broker non-votes are not considered votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

3.Independent Registered Public Accounting Firm Ratification Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Independent Registered Public Accounting Firm Ratification Proposal is required to approve Independent Registered Public Accounting Firm Ratification Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.
4.Say-on-Pay Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Pay Proposal is required to approve Say-on-Pay Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.
        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted during the Annual Meeting. Where such proxies specify a choice with respect to the proposal, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned signed but is not marked will be voted:
•“For” the election of all six nominees for director listed in this Proxy Statement;
•“For” the 2020 Stock Incentive Plan Approval Proposal;
•“For” the Independent Registered Public Accounting Firm Ratification Proposal; and
•“For” the Say-on-Pay Proposal.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention: Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139 or by participating in the virtual Annual Meeting and voting electronically. If a proxy is properly signed and not properly revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote during the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the Annual Meeting will not, by itself, revoke a proxy.

Virtual Stockholder Meeting

The Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our board and management, and enhancing participation. Persons who held our stock at the close of business on the Record Date may attend, vote and ask questions at the Annual Meeting by following the instructions provided.

The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2020. We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on September 17, 2020. Please allow ample time for online check-in, which will begin at 8:45 a.m., Eastern Time, on September 17, 2020.
Stockholders who participate in the virtual Annual Meeting by way of the link above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by our board of directors. The size of our board of directors is currently set at six members. Upon the recommendation of the Nominating and Corporate Governance Committee, the board has nominated the six nominees listed below, each of whom is a current director. Of these directors, Ms. Cheng and Ms. McManus were appointed in connection with a settlement agreement between the Former Schedule 13D Parties (as defined below) and the Company, and James Tu was appointed in connection with his purchase of Convertible Notes (as defined below). See “Certain Relationships and Related Transactions” below. Gina Huang (Mei Yun Huang), Philip Politziner and Stephen Socolof were each recommended to the Nominating and Corporate Governance Committee and our board of directors by James Tu, our Chief Executive Officer.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by our board of directors. Please note that if the candidacy of one or more nominees should be withdrawn, the board may reduce the number of directors to be elected at this time. Our board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below for each of the nominees is certain biographical information and their age as of the Record Date:

Name	Age	Director Since	Background

Jennifer Cheng	53	2019
Ms. Cheng has served as a member of our board of directors since February 2019. She is the co-founder and has served as director on the board of Social Energy Partners LLC, which develops sustainability and smart building/smart city projects in the United States, Caribbean, Southeast Asia and the Middle East, since September 2017. Ms. Cheng also served as an independent director within the meaning of the Nasdaq Marketplace Rules (“Independent Director”) of the Company from 2012 to 2015. From 1997 to 2006, Ms. Cheng was the co-founder and chairwoman of The X/Y Group, a marketing enterprise that markets and distributes global consumer brand products, including JanSport and Skechers in the greater China region. From 1995 to 1998, Ms. Cheng was a marketing director for Molten Metal Technology, a Boston-based clean energy company that developed patented technologies and offered solutions for advanced treatment and energy recycling for hazardous radioactive waste.

Ms. Cheng received a Master’s degree in Business Administration from Fairleigh Dickinson University and a Bachelor’s degree in Economics and International Business from Rutgers University.

			Our board of directors believes that Ms. Cheng’s qualifications to serve as a board member include her familiarity with the Company due to her prior service as a director and her experience with and insight into businesses focused on energy efficiency. Ms. Cheng has served as a member of the Nominating and Corporate Governance Committee since February 2019.

Gina Huang (Mei Yun Huang)	58	2020
Ms. Huang has served as a member of our board of directors since January 2020. She is the Founder and since January 1994, has been Honorary Chairwoman of Ti Town Technology Limited, an advanced industrial and mechanical equipment manufacturer based in Taiwan that specializes in the design, production, marketing and sales of corrosion-resistant pumps and motors, advanced filters and specialty alloys for semiconductor, electronic and chemical manufacturing industries, with offices across Asia and sales across the world. Since February 1996, Ms. Huang has also been the Founder and Chairwoman of Da Fa Industrial Limited, an investment company focusing on the global mining sector, Ms. Huang has founded each of Brilliant Start Limited and Jag International Limited, both investment companies focusing on technologies and special situations. Brilliant Start Limited and Jag International Limited were both founded in 2012, and Ms. Huang has served as Chairwoman of each since they were founded. Ms. Huang is a significant stockholder in the Company.

Ms. Huang received a B.A. degree in Textile Design from Vanung University in Taiwan.

Our board of directors believes Ms. Huang’s experience in manufacturing and her contacts with manufacturers in Asia as well as her significant investment in the Company qualify her to serve as a board member.

Geraldine McManus	63	2019	Ms. McManus has served as a member of the Board of Directors since February 2019. She has been a Managing Member of Granger Management, an independent investment business, since May 2014. Previously, she was a Managing Director in the Investment Management Division at Goldman Sachs, where she worked from February 1998 until February 2014 and helped build its Private Wealth Management business, including structuring its business model and key functions focused on ultra-high net worth individuals and family groups. Prior to joining Goldman Sachs, Ms. McManus spent six years at Merrill Lynch as a Managing Director heading the Yankee Debt Capital Markets Group, advising sovereigns, supranational and international corporations on global debt issuance and liability management. Before working at Merrill Lynch, Ms. McManus spent six years at Salomon Brothers, two years as an associate in Corporate Finance and four years as a Product Specialist in the Hedge Management/Derivatives Group.

Ms. McManus received a B.S. from Cornell University and an M.B.A. from Wharton. She serves on the Board of Trustees for The Delbarton School in Morristown, New Jersey, The Caron Foundation in Wernersville, Pennsylvania and The Jane Goodall Institute.

Our board of directors believes that Ms. McManus’s qualifications to serve as a board member include experience in evaluating businesses for investment, her achievements in building organizational structures and non-profit board service. Ms. McManus serves as a member of the Compensation Committee and Chairperson of the Nominating and Corporate Governance Committee.

Philip Politziner	80	2019	Mr. Politziner has served as a member of our board of directors since August 2019. He was a founder, President and a member of the board of directors of Amper Politziner and Mattia. Amper Politziner and Mattia is one of two predecessor firms to Eisner Amper LLC, a full service advisory and accounting firm. Mr. Politziner retired from Eisner Amper in 2015, last serving as Chairman Emeritus. Mr. Politziner was appointed as a member of the board of directors of Jensyn Acquisition Corporation (NASDAQ: JSYN) in 2016, where he had been the chairman of the audit committee until June 2019 when it consummated its merger with Peck Electric Co. He previously served on the board of directors of Baker Tilly International North America, the board of directors of New Jersey Technology Council and the board of directors of Middlesex County Regional Chamber of Commerce. He has served on the Advisory Board of Jump Start New Jersey Angel Fund. He was awarded the Chamber of Commerce “Community Leader of Distinction” and was inducted into NJBiz Hall of Fame for businesspeople in New Jersey. He also appears in Who’s Who in Corporate Finance.

Mr. Politziner received his B.S. in accounting from New York University and is currently licensed as a CPA in New Jersey. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey Society of Certified Public Accountants (NJSCPA).

Our board of directors believes that Mr. Politziner’s qualifications to serve as a board member include his considerable experience with financial and accounting matters and SEC compliance matters as the chairman of the audit committee of a public company.

Stephen Socolof	60	2019	Mr. Socolof has served as a member of our board of directors since May 2019. Mr. Socolof has been Managing Partner of Tech Council Ventures, an early-stage venture capital firm, since 2017 and remains a Managing Partner of New Venture Partners, a venture capital firm that he co-founded in 2001. Previously, Mr. Socolof worked at Lucent Technologies, Inc. from 1996 to 2001 where he established Lucent’s New Ventures Group. Before joining Lucent, Mr. Socolof spent eight years with Booz, Allen & Hamilton Inc., where he was a leader of the firm’s innovation consulting practice. Mr. Socolof is currently a director of Everspin Technologies Inc., which is a semiconductor and electronics technology company listed on the Nasdaq Global Market. He is also currently a director on the board of ChoiceWORX and an observer on the boards of Stratis IoT, SunRay Scientific, and Vydia Inc. He was a director of Gainspan Corporation before its acquisition by Telit Communications, Silicon Hive, until its acquisition by Intel Corporation, SyChip, Inc. before its acquisition by Murata, and a board observer of Flarion Technologies, Inc., until its acquisition by Qualcomm Inc.

Mr. Socolof holds a Bachelor of Arts degree in economics and a Bachelor of Science degree in mathematical sciences from Stanford University and received his M.B.A. from the Amos Tuck School at Dartmouth College, where he was a Tuck Scholar. He currently serves on the Board of Advisors of the Center for the Study of Private Equity at the Tuck School.

Our board of directors believes that Mr. Socolof’s qualifications to serve as a board member include his long history of investing in technology growth companies, significant leadership experience in the corporate venture community, and experience as a public company board member, as well as his financial, business, and investment expertise. Mr. Socolof currently serves on the Audit and Finance Committee and as chair of the Compensation Committee.

James Tu	51	2019	Mr. Tu has served as our Executive Chairman and Chief Executive officer since April 2019. He is also the founder of Social Energy Partners LLC, which develops energy efficiency and smart building projects, and founder and Chief Investment Officer of 5 Elements Global Advisors LLC, which focuses on investing in the cleantech sector and is a stockholder in the Company. Mr. Tu served as the Executive Chairman and Chief Executive Officer of the Company from May 2013 to February 2017, and as the non-Executive Chairman of the board of directors from December 2012 to April 2013. Previously, he served as the Director of Investment Management of Gerstein Fisher & Associates, and an equity analyst at Dolphin Asset Management Corp.

Mr. Tu received an MBA in finance from Baruch College and a B.S. in electrical engineering from Tsinghua University. A Chartered Financial Analyst (CFA) since 1997, he received an “E&Y Entrepreneur of the Year” award in the Technology category in 2016.

Our board of directors believes that Mr. Tu’s qualifications to serve as a board member include his role as the Company’s Chief Executive Officer, as well as his experience in investing, advising and managing clean energy companies.

 Board of Directors Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Executive Officers

The following table sets forth certain information about the executive officers of the Company as of the Record Date. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information” below.

Name	Age	Position
James Tu	52	Executive Chairman and Chief Executive Officer
Tod Nestor	57	President, Chief Financial Officer and Secretary

Biographical Information
James Tu
See the discussion under “--Nominees” above.
Tod Nestor
From 2017 to 2018, Mr. Nestor served as Executive Vice President and Chief Financial Officer of Alumni Ventures Group, a Manchester, New Hampshire based venture capital firm with the most active global transaction volume in 2018 according to PitchBook. Between 2013 and 2016, Mr. Nestor served as the Chief Financial Officer of Merchants Automotive Group, Inc., a privately held fleet management, short-term rental, automobile retail and consumer financing company, which had over $300 million in revenue in 2016. Previously, Mr. Nestor also served as Senior Vice President and Chief Financial Officer of The Penn Traffic Company, a publicly traded grocery distribution company, which had $1.5 billion in revenue in 2009, and Chief Financial Officer for Fairway Holdings Corp., a privately held grocery store chain based in the greater New York City region, which had $750 million in revenue in 2011. Earlier in his career, Mr. Nestor held other senior leadership roles across a wide array of functions in large organizations such as American Eagle Outfitters, HJ Heinz, WR Grace, and PepsiCo, Inc. Mr. Nestor received a Bachelor of Business Administration degree in Accounting from the University of Notre Dame and an MBA in Finance and Entrepreneurial Management with a concentration in Strategic Planning from The Wharton School of the University of Pennsylvania. He is also a licensed Certified Public Accountant (CPA), Certified Management Account (CMA), Certified Financial Manager (CFM), and Chartered Financial Analyst (CFA).

Significant Employee
John Davenport
John Davenport, age 75, currently serves as Chief Scientist for Energy Focus. Mr. Davenport joined Energy Focus in November 1999 as Chief Technology Officer and served as Chief Executive Officer and President from July 2005 until May 2008 and President from May 2008 until July 2012. Prior to joining Energy Focus, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC from 1998 to 1999. Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities, including GE Lighting’s research and development manager and as development manager for high performance LED projects. He is a recognized global expert in light sources, lighting systems and lighting applications, with special emphasis in low wattage discharge lamps, electronic ballast technology and distributed lighting systems. Mr. Davenport developed numerous advanced lighting products for GE Lighting, including the blue Xenon headlamp currently used in automobiles. During his tenure with Energy Focus, Mr. Davenport led the development of a range of LED lighting products, including Intellitube®, Energy Focus’ unique tubular LED retrofit lamp. He is the author of more than 125 patents.

Mr. Davenport received a Master’s degree in Physics and a Bachelor of Science degree in Physics from John Carroll University.
Corporate Governance

Director Independence

Our board of directors has determined that each of the following current directors and nominees is “independent” within the meaning of the Nasdaq Marketplace Rules:

Jennifer Cheng
Geraldine McManus
Philip Politziner
Stephen Socolof
Gina Huang

In this Proxy Statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

In addition, to the knowledge of the current management, each of the following persons that served as a director during the last completed fiscal year but is no longer a member of our board of directors was “independent” within the meaning of the Nasdaq Marketplace Rules during his or her tenure: Ronald D. Black, Glenda M. Dorchak, Marc J. Eisenberg, Michael Ramelot and Satish Rishi.

Board Meetings and Committees; Annual Meeting Attendance

Our board of directors held a total of sixteen meetings during the fiscal year ended December 31, 2019. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served.

The Company does not have a policy regarding attendance by the directors at the Company’s Annual Meeting. The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of stockholders. All of the then serving six directors were present virtually at the last annual meeting of stockholders held December 17, 2019.

Compensation Committee

The Company has a standing Compensation Committee of our board of directors, currently consisting of Mr. Socolof, as chair, and Ms. Cheng. Each of the members of the Compensation Committee is an Independent Director and is also independent under the criteria established by Nasdaq Marketplace Rules for compensation committee membership. The Compensation Committee held three meetings in 2019. The board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Compensation Committee’s primary functions are to:

•receive proposals from management and review and recommend to the board the corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives, and recommend to the board for approval his compensation level based on this evaluation;

•develop and recommend to the board compensation arrangements for other executive officers of the Company;

•review and recommend to the board incentive compensation plans and equity-based plans, and administer such plans;

•review and recommend to the board all other employee benefit plans for the Company; and

•review and make recommendations to the board regarding compensation of the board of directors.

The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters.

Compensation Committee Interlocks and Insider Participation

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our board of directors or Compensation Committee and our board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Audit and Finance Committee
  The Company’s Audit and Finance Committee acts as the standing audit committee of our board of directors. The Audit and Finance Committee of our board of directors, which currently consists of Mr. Politziner, as chair, Mr. Socolof, and Ms. McManus, held six meetings in 2019. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and the Nasdaq Stock Market for audit committee membership. Our board of directors has determined that Mr. Politziner is an “audit committee financial expert,” as defined under the rules of the SEC. Our board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Audit and Finance Committee’s primary functions are to assist our board of directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. More specifically, the Audit and Finance Committee:

•appoints, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm;

•reviews and pre-approves audit and permissible non-audit services;

•reviews the scope of the annual audit;

•monitors the independent registered public accounting firm’s relationship with the Company; and

•meets with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee of our board of directors (“Nominating Committee”), currently consisting of Ms. McManus as chair, and Ms. Cheng. Each of the members of the Nominating Committee is an Independent Director. The Nominating Committee held three meetings in 2019. Our board of directors has approved a charter for the Nominating Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Nominating Committee’s primary functions are to carry out the responsibilities delegated by the board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by the Nasdaq Stock Market or federal securities laws. More specifically, the Nominating Committee:

•determines, makes recommendations, and reviews periodically with the board, the appropriate number of directors that shall constitute the board, along with the qualifications required to be a director, the board’s leadership structure and its committee structure and composition;

•conducts searches for and reviews individuals qualified to become members of the board;

•makes recommendations to the board regarding the selection and approval of the nominees for director to be submitted during the annual meeting of stockholders and identifies and makes recommendations to the board regarding the selection and approval of candidates to fill vacancies on the board;

•evaluates and makes a recommendation to the board with respect to the “independence” of directors;

•oversees the Company’s corporate governance practices, procedures, corporate governance guidelines and other governing documents, and other governance matters required by the SEC or Nasdaq Stock Market and makes related recommendations to the board;

•oversees the board’s and committees’ evaluation and charter review process; and

•develops and recommends to the board for approval, after taking into account any input provided by the Compensation Committee, a Chief Executive Officer succession plan.
The Nominating Committee will consider various candidates for board membership, including those suggested by other board members, by any executive search firm engaged by the Nominating Committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for the board to consider should notify the Secretary of the Company or any member of the Nominating Committee in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight

Mr. Tu currently serves as both Chairman of the board and Chief Executive Officer. The Nominating Committee periodically considers whether the roles of Chief Executive Officer and Chairman should be separate but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of Chairman and Chief Executive Officer fosters accountability, effective decision-making and alignment between interests of the board and management. In September 2019, our board of directors established a lead independent director position (“Lead Director”), and the board appointed Mr. Socolof as the Lead Director. The Lead Director serves as a liaison between the Independent Directors and the Chairman and the Chief Executive Officer and the full board, consults with and advises the Chairman regarding board matters, calls and chairs meetings of Independent Directors and chairs meetings of the board when the Chairman is not present.

It is management’s responsibility to manage risk and bring material risks to the attention of the board. The board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to our board of directors. The Audit and Finance Committee reviews risks associated with legal, compliance, and major financial and accounting matters, including financial reporting, accounting, disclosure, internal control over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating Committee reviews risks associated with the Company’s corporate governance policies, as well as Nasdaq Stock Market rules and federal securities laws.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our board of directors through the Secretary of the Company by writing to the following address: Energy Focus, Inc., Attention: Board of Directors, 32000 Aurora Road, Suite B, Solon, Ohio 44139. Any such communication should indicate whether the communication is intended to be directed to our entire board of directors or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our Secretary will forward appropriate communications to our board of directors and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of our board of directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

PROPOSAL NO. 2: 2020 STOCK INCENTIVE PLAN APPROVAL PROPOSAL

On March 18, 2020, our board of directors, upon the recommendation of the Compensation Committee, approved the Energy Focus, Inc. 2020 Stock Incentive Plan (the “2020 Plan”), subject to stockholder approval.

Background

         As of June 30, 2020, the Company had outstanding 227,510 options to purchase common stock with a weighted average exercise price of $3.33 per share and a weighted average remaining term of 7.8 years and 18,534 restricted stock units, in each case granted under the Energy Focus, Inc. 2014 Incentive Stock Plan (the “2014 Plan”) or 2008 Stock Incentive Plan (the “2008 Plan” and, together with the 2014 Plan, the “Prior Plans”).

The Company currently has the ability under the 2014 Plan to award stock options, restricted stock awards, stock units and stock appreciation rights and, as of June 30, 2020, had a total of 83,557 shares available for future awards. Based on the current average annual rate at which the Company has issued stock options and restricted stock awards to participants under the 2014 Plan, we estimate that the shares available for future awards under the 2014 Plan will be insufficient to support future awards beginning with grants anticipated for 2022.

The Compensation Committee and the board believe that our provision of equity compensation has been a key factor in aligning the interests of our employees, officers and directors with those of our stockholders by providing an incentive to increase stockholder value. Moreover, equity awards have been, and will continue to be, an important factor contributing to our ability to provide incentive-based compensation, compete for and retain talented executives and other personnel.

In recommending the number of shares issuable under the 2020 Plan, the Compensation Committee considered the important role that equity compensation has played over the past several years in providing flexibility in the manner in which employees have been compensated and its ability to incentivize achievement of the Company’s goals. Due to the Company’s cash position, the Company has used its equity award program to attract and retain its executive officers and other employees who have been central to its efforts to restructure the organization to focus on growing its LED lighting products business. Given the management changes that have occurred over the past few years, we anticipate that we will continue to utilize equity awards as a significant element of the compensation packages to our management team.

The 2020 Plan would make 350,000 shares available for new awards. Shares subject to awards that are outstanding under the Prior Plans will not become available for future grants under the 2020 Plan if they are cancelled, forfeited or expire prior to being exercised and any shares that remain available for grant under the Prior Plans as of the effective date of the 2020 Plan will not become part of the pool of shares available under the 2020 Plan. The awards outstanding under the Prior Plans include options that have a weighted average exercise price of $3.33 as of June 30, 2020, which is lower than the current market price for the Company’s common stock of $5.27 as of the Record Date. As of June 30, 2020, approximately 13,320 of these option shares had an exercise price that was at or above the Record Date market price.

The Compensation Committee also considered historical amounts of equity awards the Company has granted over the past three years. The following table sets forth the number of stock options and time-based restricted shares or units granted by the Company in the years ended December 31, 2017, 2018 and 2019. In addition, the table provides the weighted average number of shares of common stock outstanding in the year indicated.

Fiscal Year	Number of Stock Options Granted	Number of Time-Based Restricted Stock Awards Granted	Weighted Average Shares of Common Stock Outstanding
2019	137,860	17,115	2,461,827
2018	20,149	110,731	2,399,339
2017	38,597	75,108	2,361,243

If our stockholders approve the 2020 Plan, we believe that, based on our past practices, the shares authorized for issuance under the 2020 Plan will support awards for the next ten years. In addition, following stockholder approval, no further awards will be made under the Prior Plans.

Overview of the 2020 Plan

The purpose of the 2020 Plan is to enhance stockholder value by linking the compensation of our officers, non-employee directors and key employees to increases in the price of our common stock and the achievement of other performance objectives, and to encourage ownership in our common stock by key personnel whose long-term employment is considered essential to our continued progress and success. The 2020 Plan is also intended to assist us in recruiting new directors and employees and to motivate, retain and encourage such directors and employees to act in the stockholders’ interest and share in our success.

The 2020 Plan is an “omnibus” plan that provides for several different kinds of awards, including stock options, stock appreciation rights (“SARs”), stock awards, restricted stock units (“RSUs”) and other stock-based awards. The 2020 Plan generally permits the same types of awards as could be granted under the 2014 Plan.

The following summary of the material terms of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Shares Authorized for Issuance under the 2020 Plan; Share Counting Procedure

A maximum of 350,000 shares are proposed to be available for awards under the 2020 Plan. Shares (i) delivered (or withheld upon settlement) under the 2020 Plan, in payment of the exercise price of a stock option or in payment of tax withholding obligations with respect to stock options, RSUs or SARS, and (ii) subject to a SAR under the 2020 Plan that are not issued in connection with a stock settlement on exercise of the SAR, will not be added back to the total shares available under the 2020 Plan. Similarly, shares reacquired by us using cash proceeds from the exercise of stock options under the 2020 Plan will not be added back to the total shares available under the 2020 Plan. The limitation described above with respect to shares delivered or withheld in payment of tax withholding obligations does not apply to shares underlying awards other than stock options and SARs.

The maximum number of shares underlying incentive stock options (within the meaning of Section 422 of the Internal Revenue of 1986, as amended (the “Code”) that may be granted under the 2020 Plan is 350,000.

Eligible Participants

All of our non-employee directors and officers, as well as other key employees selected by our board of directors or a board committee administering the 2020 Plan, are eligible to receive awards under the 2020 Plan. Consultants who provide bona fide services to us also are eligible to participate in the 2020 Plan, provided that the consultants’ services are not in connection with the offer and sale of our securities in a capital-raising transaction and the consultants do not directly or indirectly promote or maintain a market in our securities. Incentive stock options may only be granted to our employees and employees of our “subsidiaries” (as defined in the 2020 Plan).

Administration

The 2020 Plan will be administered by our board of directors or a committee designated by our board, that satisfies applicable independence requirements of the principal U.S. national securities exchange on which our common stock is traded. It is expected that the 2020 Plan will be administered by our Compensation Committee. The administrator has the authority, among other things, to determine the employees, directors and consultants to whom awards may be granted, determine the number of shares subject to each award, determine the type and the terms of any award to be granted, approve forms of award agreements, interpret the terms of the 2020 Plan and awards granted under the 2020 Plan, adopt rules and regulations relating to the 2020 Plan and amend awards, subject to limitations set forth in the 2020 Plan, including a limitation generally prohibiting an amendment that materially impairs any outstanding award without the written agreement of the participant. The administrator may delegate day-to-day administration of the 2020 Plan to one or more individuals.

To the extent that the administrator determines it desirable for awards granted to officers and directors under the 2020 Plan to qualify for the exemption set forth in Rule 16b-3 (“Rule 16b-3”) under the Exchange Act of 1934, as amended (the “Exchange Act”) such awards may only be made by the entire board or a committee of “non-employee directors,” as defined in Rule 16b-3 (which, if it so qualifies, may be the administrator).

Term

The 2020 Plan will become effective upon approval by the Company’s stockholders, and will terminate ten years after such approval.

Types of Awards

Stock Options and Stock Appreciation Rights

The 2020 Plan authorizes the grant of stock options (which may be either incentive stock options within the meaning of Section 422 of the Code, which are eligible for special tax treatment, or nonqualified stock options) and SARs. The aggregate fair market value of shares, determined as of the date of grant, for which any employee may be granted incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000. To the extent that an incentive stock option exceeds the $100,000 threshold, or otherwise does not comply with the applicable conditions of Section 422 of the Code, the stock option will be treated as a non-qualified stock option.

The term of a stock option granted under the 2020 Plan cannot be longer than 10 years from the date of grant, and the exercise price per share underlying the option may not be less than the fair market value of a share of our common stock on the date of grant. The administrator will determine the acceptable forms of consideration for exercise of the option, which may include cash, check or wire transfer; shares of our common stock held for at least six months; our withholding of shares otherwise issuable upon exercise of the stock option; a broker-assisted sale and remittance program acceptable to the administrator that complies with applicable law; and such other consideration as is permitted by applicable law; or any combination of the foregoing. Re-pricing of options (i.e., reducing the exercise price or cancelling an option in exchange for cash, another award or an option with a lower exercise price) is not permitted under the 2020 Plan without approval of our stockholders.

The 2020 Plan permits the grant of SARs related to a stock option or other award, which is commonly referred to as a “tandem SAR.” An SAR may be granted in tandem with a stock option either at the time of the stock option grant or thereafter during the term of the stock option. The 2020 Plan also permits the grant of SARs separate and apart from the grant of another award, which is commonly referred to as a “freestanding SAR.” Tandem SARs typically may be exercised upon surrender of a related stock option to the extent of an equivalent number of shares of common stock. SARs entitle the grantee, upon exercise of SARs, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the designated number of shares of common stock underlying the SAR over the fair market value of such shares of common stock on the date the SAR was granted or, in the case of a SAR granted in tandem with a stock option, on the date the stock option was granted. Payments by us in respect of a SAR may be made in shares of our common stock, in cash, or partly in cash and partly in shares of common stock, as the administrator may determine. The term of SARs granted under the 2020 Plan cannot be longer than ten years from the date of grant, and otherwise will be subject to the same terms and conditions applicable to stock options.

Stock Awards and Other Stock-Based Awards

Under the 2020 Plan, the administrator may grant participants stock awards, which may involve the award of shares or the award of RSUs representing an amount equivalent in value to the fair market value of a share, payable in cash, property or shares. The administrator may also grant participants any other type of equity-based or equity-related award, including the grant or offer for sale of unrestricted shares of common stock, as well as cash-based bonuses subject to the attainment of one or more of the performance criteria described set forth in the 2020 Plan. Stock awards and other stock-based awards are subject to terms and conditions determined by the administrator and set forth in an award agreement, which may include conditions on vesting, achievement of performance conditions and other provisions consistent with the 2020 Plan as may be determined by the administrator.

Dividends

The administrator may provide for payment of dividends or dividend equivalents on the shares of common stock subject to an award, other than stock options and SARs, prior to vesting. However, dividends and dividend equivalents will not be paid on any stock award or stock-based award that vests upon the achievement of performance goals prior to the date the performance goals are satisfied and the award is earned, and then shall be payable only with respect to the number of shares or stock units actually earned under the award. Dividends or dividend equivalent payments may be paid in cash, shares or stock units, or may be credited to a participant’s account and settled in cash, shares or a combination of cash or shares upon vesting of the underlying award. The administrator may, in its discretion, provide that payment of dividend equivalents is subject to specified conditions and contingencies.

Transferability

Unless determined otherwise by the administrator, awards are not transferable, other than by beneficiary designation, will or the laws of descent and distribution. The administrator may make an award transferable by a participant only if the participant does not receive consideration for the transfer.

Termination of Board Membership or Employment

The administrator may specify the effect of termination of service as a director or termination of employment on an award at the time of grant, subject to the administrator’s right to modify the award terms after the date of grant in accordance with the terms of the 2020 Plan. In the absence of such specification, the following provisions apply.

Stock Options and SARs

• Non-vested stock options held by non-employee directors will be forfeited upon the termination from board membership of the director.

• Vested stock options held by a non-employee director whose membership on the board terminates will remain exercisable for the lesser of one year from the termination or the remaining term of the option.

• Upon termination of an employee or termination from membership on the board by a non-employee director due to death or disability, any unvested stock options will vest, and all stock options held by the employee or non-employee director on the date of such termination will remain exercisable for the lesser of one year after such termination or the remaining term of the stock option.

• Upon termination of employment due to retirement, vested stock options will remain outstanding for the lesser of one year or the remaining term of the stock option.

• Any other termination of employment, other than termination for cause, will result in immediate cancellation of all unvested stock options; vested stock options will remain exercisable for the lesser of 90 days after such termination or the remaining term of the stock option.

• Upon termination for “cause” (as defined in the 2020 Plan, subject to a different definition that may be included in a participant’s award agreement, employment agreement or severance agreement), all outstanding stock options will be immediately cancelled.

Stock and Other Stock-Based Awards

• Unless otherwise provided in an award agreement, unvested stock awards or other stock-based awards will fully vest upon termination from board membership of a non-employee director or termination of employment of an employee due to disability or death; in the case of stock awards or other stock-based awards that vest upon the achievement of performance goals, the vested amount will be based upon the target award.

• Upon any other termination of employment or termination from membership on the board by a non-employee director, all outstanding unvested stock awards and other stock-based awards will be cancelled.

Change of Control

In the event of a “change of control” of the Company (as defined in the 2020 Plan), unless the administrator has determined otherwise with respect to a particular award:

• All outstanding unvested stock options and SARs become fully vested and exercisable if not assumed, or substituted with a new award, by the successor to the Company. If assumed or substituted by the successor to the Company, such unvested stock options and SARs will become fully exercisable and vested if a participant’s employment is terminated (other than a termination for cause) within two years following a change of control.

• If an employee’s employment is terminated within two years after a change of control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option or SAR that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option or SAR.

• All restrictions and conditions on outstanding unvested stock awards, stock unit awards, and other stock-based awards that are not assumed or substituted with a new award by the successor to the Company will lapse and such awards shall become fully vested, and any such awards that are performance-based will be deemed fully earned at the target amount. All stock awards, stock unit award and other stock-based awards shall be settled or paid within thirty days of vesting. If assumed or substituted by the successor to the Company, any stock awards, stock unit awards and other stock-based awards shall become fully vested if a participant’s employment is terminated (other than a termination for cause) within two years following a change of control, and any performance-based award shall be deemed fully earned at the target amount.

Amendment and Termination of 2020 Plan

The administrator may at any time amend, alter or discontinue the 2020 Plan or any award made under the plan, subject to approval by our stockholders to the extent required by applicable law. Unless approved by our stockholders, the administrator may not increase the maximum aggregate number of shares of common stock that may be subject to awards granted under the 2020 Plan, reduce the minimum exercise price for stock options or SARs, or reprice (i.e., reduce the exercise price or cancel in exchange for cash, another award or an option or SAR with a lower exercise price) outstanding stock options or SARs, as prohibited by the 2020 Plan. As noted above, an amendment to an award under the 2020 Plan may not, without the written agreement of the participant, materially impair the award.

Capitalization Adjustments

Upon the occurrence of an event that affects our capital structure (such as a stock dividend, stock split, reverse stock split or recapitalization), an extraordinary cash dividend or a merger, consolidation, acquisition of property or shares, reorganization, liquidation or similar event affecting us, our board or the administrator may make such substitutions or adjustments as it deems appropriate and equitable, including with respect to (i) the number of shares issuable under the 2020 Plan, (ii) the number and kind of shares covered by each outstanding award, and (ii) the price per share subject to each such outstanding award.

Deferred Compensation

Unless the administrator determines otherwise, it is intended that no award granted under the 2020 Plan will be “deferred compensation” for purposes of Section 409A of the Code. If the administrator determines that an award is subject to Section 409A, the terms and conditions governing that award, including rules for elective or mandatory deferral of delivery of cash or shares of common stock and rules relating to treatment of awards in the event of a change of control, will be set forth in the applicable award agreement and will be required to comply with Section 409A of the Code.

Conversion Awards

The 2020 Plan permits the administrator to authorize conversion or substitution under the 2020 Plan of all stock options, SARs or other stock awards held by awardees of any entity acquired by us. These conversion awards will not be subject to several limitations in the 2020 Plan, including limitations on shares authorized for issuance under the 2020 Plan, limitations on individual awards under the 2020 Plan, and minimum exercise price of stock options.

Benefits Received in 2019 under the 2014 Plan

As of the date of this proxy statement, no awards have been granted under the 2020 Plan and none will be granted unless and until the 2020 Plan is approved by our stockholders. Grants under the 2020 Plan are discretionary, so it is not possible to predict the number of shares of common stock that will be awarded or who will receive awards under the 2020 Plan. Accordingly, in lieu of providing information regarding the benefits that will be received under the 2020 Plan, the following table sets forth the awards granted under the 2014 Plan during 2019 to (i) each of our Named Executive Officers (as defined below under the heading “Executive Compensation and Other Information—Summary Compensation Table”), (ii) all executive officers as a group, (iii) all non-employee directors as a group, and (iv) all employees other than executive officers as a group. The closing price of a share of our common stock, as reported on the Nasdaq Capital Market on the Record Date was $5.27.

	Stock Options		Restricted Stock Units
Name and Position	Number of Shares (#)	[Average] Exercise Price ($)	Number of Units (#)	Dollar Value ($)(1)
James Tu Executive Chairman and Chief Executive Officer	60,000	$2.10	_	_
Theodore L. Tewksbury, III(2) Former Chairman, Chief Executive Officer and President	_	_	_	_
Tod Nestor President, Chief Financial Officer and Secretary	30,000	$2.10	_	_
Jerry Turin(3) Former Chief Financial Officer and Secretary	_	_	_	_
All current executive officers as a group (two persons)	90,000	$2.10	_	_
All current directors who are not executive officers (five persons)	_	_	16,000	$49,267(4)
All employees other than executive officers as a group (41 persons)*	47,860	$2.40	_	_

*	As of the Record Date
(1)	The values reported reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). We calculate the fair value of restricted stock units grants based on the closing stock price on the grant date. A discussion of the assumptions used in calculating the fair value is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 24, 2020 (our “2019 Form 10-K”)

(2)	Dr. Tewksbury served as the Chairman, Chief Executive Officer and President until the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our “2018 Form 10-K”) on April 1, 2019.

(3)	Mr. Turin was appointed as Chief Financial Officer and Secretary on May 29, 2018 and served until the filing of our 2018 Form 10-K on April 1, 2019.
(4)	Represents the aggregate grant date fair value for the group.

Tax Matters

The following is a general summary of the United States federal income tax consequences to us and participants in the 2020 Plan. The following is only a general description intended for the information of stockholders and not as tax guidance for participants as consequences may vary depending on the types of awards granted, the identity of the participants and the method of payment or settlement. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. In addition, this summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option or upon its exercise. A participant will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain, and we will not be entitled to a tax deduction (although, for alternative minimum tax purposes, a participant must include the excess of the fair market value of the stock over the exercise price in alternative minimum taxable income for the year of exercise). If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a “disqualifying disposition” and will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price; we will be entitled to a tax deduction equal to that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time a participant holds shares prior to the disposition.

Nonqualified Stock Options

A participant will not recognize income upon the grant of a nonqualified stock option. A participant will recognize income upon the exercise of a nonqualified stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price, and, subject to the Code Section 162(m) limitation discussed below, we will be entitled to a tax deduction in that amount. Upon sale of the stock, the participant will have short-term or long-term capital gain or loss, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.

SARs

The grant of a SAR will result in no tax consequences for the participant or us. A participant generally will recognize ordinary income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received less the exercise price, and, subject to the Code Section 162(m) limitation discussed below, we will be entitled to a tax deduction in that amount. Upon the sale of any stock received, the participant will have short-term or long-term capital gain or loss, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised.

Stock Awards and Other Stock-Based Awards

As a general rule, a participant will recognize ordinary income at the time of delivery of shares of common stock or payment of cash under the 2020 Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as long-term or short-term capital gain, depending on the length of time the participant held the shares, when the shares are sold. We, as a general rule and subject to the Code Section 162(m) limitation discussed below, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant. However, if shares of common stock, when delivered, are subject to substantial risk of forfeiture by reason of any employment or performance related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer, chief financial officer or any of its three most highly paid executive officers (not including the chief executive officer or chief financial officer) or to any individual who was such an officer for any taxable year beginning on or after January 1, 2017. Our tax deduction for any award granted to an executive officer or other individual who is subject to the annual $1,000,000 limitation will be unavailable to the extent the $1,000,000 limitation is attained for that individual for any taxable year.

To the extent that any award under the 2020 Plan is or may be considered to constitute deferred compensation subject to Code Section 409A, the Company intends that the terms and administration of such award shall comply with the provisions of such section, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ENERGY FOCUS, INC. 2020 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL

General
Our board of directors recommends that the stockholders ratify the selection of GBQ Partners LLC (“GBQ”) as the Company’s independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2020. The Audit and Finance Committee approved the selection of GBQ as our independent registered public accounting firm for fiscal year 2020, and we engaged GBQ as our independent registered public accounting firm on May 24, 2019 (the “Engagement Date”). We expect that a representative of GBQ will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

On April 5, 2019, the Company was informed by its independent registered public accounting firm, Plante & Moran PLLC (“Plante Moran”) of Plante Moran’s decision to decline to stand for reappointment as independent registered public accounting firm for the Company (the “Declination Date”). We do not expect a representative of Plante Moran to attend the Annual Meeting.

Plante Moran’s reports on the financial statements of the Company as of and for the years ended December 31, 2017 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended December 31, 2018 contained a “going concern” qualification.

During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through Declination Date, there were no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Plante Moran’s satisfaction would have caused Plante Moran to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through the Declination Date, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2017 and December 31, 2018, and the subsequent interim period through the Engagement Date, neither the Company nor anyone on its behalf consulted with GBQ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(i)(v) of Regulation S-K, respectively).

There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires our Audit and Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. If our stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain GBQ and may retain any firm without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Accountant Fees and Services
Plante & Moran, PLLC provided audit services to the Company for the fiscal year ended December 31, 2018. GBQ Partners, LLC, an independent member of the BDO Alliance USA, provided audit services to the Company for the fiscal year ended December 31, 2019. The following table presents fees for professional services rendered by Plante & Moran, PLLC for 2018; and Plante & Moran, PLLC and GBQ Partners, LLC collectively for 2019:

	Year Ended December 31,
	2019	2018
Audit Fees	$290,308	$327,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$290,308	$327,500

Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered. Audit Fees for 2019 include fees billed by Plante & Moran, PLLC and GBQ Partners, LLC and include payments for professional services rendered in 2019, including audit services related to quarterly reviews and audits of consolidated financial statements, reviews in connection with SEC filings and related consents, comfort letters related to the public stock offering, and other consultations. Because we are a smaller reporting company, for both 2019 and 2018, we were not required to obtain an attestation report with respect to our internal control over financial reporting from our independent registered public accounting firm. Therefore, no fees related to that attestation report were incurred.

Pre-Approval Policies and Procedures
It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by GBQ Partners, LLC during 2019.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL.

PROPOSAL NO. 4: SAY-ON-PAY PROPOSAL

As required by federal securities laws, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies. At the Annual Meeting, stockholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the proxy statement, dated July 31, 2020, is hereby approved on an advisory basis.”
Our policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. Your advisory vote on this particular proposal is not intended to address any specific element of the compensation of our Named Executive Officers; rather, the vote relates to our general executive compensation program, which is described in greater detail under the “Executive Compensation and Other Information” heading of this Proxy Statement.
Although this vote is not binding on the Company, we value your opinion and our Compensation Committee will consider the results of your vote on this proposal when making future decisions relating to our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of common stock as of the Record Date, as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of the Company’s current directors and named executive officers listed below, and (iii) all current executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 32000 Aurora Road, Suite B, Solon Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

As noted in the footnotes to the tables below, beneficial ownership of our common stock includes shares of Series A Preferred Stock. After taking into account the 1-for-5 reverse stock split of our common stock on June 11, 2020, each share of Series A Preferred Stock is convertible into 0.20 of a share of common stock. Pursuant to the Series A Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with holders of outstanding shares of our common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law. In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to 55.37% of the number of shares of common stock into which such share of Series A Preferred Stock is convertible.

	Shares Beneficially Owned
			Percent of Outstanding Common Stock (1)

Name and Address
5% Stockholders
Schedule 13D Parties (James Tu and Gina Huang (Mei Yun Huang))	629,182	(2)	17.5%
1 Bridge Plaza North, #275
Fort Lee, NJ 07024

James Tu	262,350	(3)	7.6%
Gina Huang (Mei Yun Huang)	366,832	(4)	10.8%

Current Directors and Named Executive Officers
Jennifer Cheng	7,000	(5)	*
Geraldine McManus	7,000	(5)	*
Philip Politziner	13,400	(5)	*
Stephen Socolof	7,000	(5)	*
Tod A. Nestor	43,557	(6)	1.3%
James Tu	See “5% Stockholders” above
Gina Huang (Mei Yun Huang)	See “5% Stockholders” above
Theodore L. Tewksbury III	36,009		*
Jerry Turin	—		—

All Current Directors and Executive Officers as a Group			19.5%

*Less than one percent

(1) Based on 3,239,874 shares of common stock outstanding as of July 24, 2020. In addition, shares of common stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of July 24, 2020, or pursuant to RSUs scheduled to vest within 60 days of July 24, 2020, as well as shares of common stock issuable upon conversion of Series A Preferred Stock are included in the reported beneficial holdings of the individual owning such options, RSUs or Series A Preferred Stock. Pursuant to SEC rules, these issuable shares of common stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2) On January 30, 2020, James Tu and Gina Huang and certain of their respective controlled affiliated filed a Schedule 13D that indicated that they may be deemed to be members of a “group” (as such term is defined in as defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) promulgated thereunder). This number reflects the beneficial ownership of the group collectively and includes 344,205 shares of common stock that could be acquired upon the conversion of 1,721,023 shares of Series A Preferred Stock. For information regarding the beneficial ownership of Mr. Tu and Ms. Huang individually, see footnotes (3) and (4), respectively.

(3) Mr. Tu has shared voting and dispositive power over 60,000 shares of common stock held by 5 Elements Global Fund L.P. (“Global Fund”) and 184,850 shares of common stock issuable upon the conversion of 924,253 shares of Series A Preferred Stock held by Fusion Park LLC. (“Fusion Park”). Global Fund and Fusion Park are controlled affiliates of Mr. Tu. This number also includes options exercisable to purchase 17,500 shares of our common stock at an exercise price of $2.10 per share that are exercisable within 60 days of the Record Date.

(4) Ms. Huang has shared voting and dispositive power over 242,832 shares of common stock (which includes 796,770 shares of Series A Preferred Stock convertible into 159,354 shares of common stock) held by Brilliant Start Enterprise, Inc. (“Brilliant Start”), and 120,000 shares of common stock held by Jag International Ltd. (“Jag”). Brilliant Start and Jag are controlled affiliates of Ms. Huang. This number also includes 4,000 restricted stock units that will, subject to continued service on our board of directors, vest and convert into common stock within 60 days of the Record Date.

(5) Includes 3,000 restricted stock units that will, subject to continued service on our board of directors, vest and convert into common stock within 60 days of the Record Date.

(6) Includes options exercisable to purchase 8,750 shares of common stock at an exercise price of $2.10 per share that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information about compensation of our current and former Chief Executive Officer; and our current and former Chief Financial Officer (collectively, our “Named Executive Officers”) for the years indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)

James Tu (5)	2019	170,766	—	87,000	—	120,000	—	377,766
Chairman and Chief Executive Officer

Theodore L. Tewksbury, III	2019	351,825	—	-	—	—	—	351,825
Former Chairman, Chief Executive Officer and President (6)	2018	459,249	—	-	409,944	—	2,652	871,845

Tod A. Nestor (7)	2019	108,173	—	43,500	—	50,000	—	201,673
President, Chief Financial Officer and Secretary

Jerry Turin	2019	169,677	—	—	—	—	—	169,677
Former Chief Financial Officer and Secretary (8)	2018	172,686	75,000	98,424	91,358	—	2,549	440,017

(1)	Amounts paid in 2018 and 2019 reflect adjustments to implement salary increases and the timing of payroll dates.
(2)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 , to each of the Named Executive Officers in the years shown. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. We calculate the fair value of RSU grants based on the closing stock price on the grant date. A discussion of the assumptions used in calculating the fair value is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of our 2019 Form 10-K.

(3)	The amounts set forth in this column are amounts paid under the Company’s cash incentive program, which is described below under “Cash incentive plan.”
(4)	The amounts set forth in this column include Company-paid contributions for life insurance and supplemental disability policies.
(5)	Mr. Tu joined the Company as an executive officer on April 2, 2019. Amounts reported reflect amounts earned for the portion of 2019 Mr. Tu was an employee.
(6)	Dr. Tewksbury served as the Chairman, Chief Executive Officer and President until the filing of our 2018 Form 10-K on April 1, 2019.
(7)	Mr. Nestor joined the Company as an executive officer on July 1, 2019. Amounts reported reflect amounts earned for the portion of 2019 Mr. Nestor was an employee.
(8)	Mr. Turin was appointed as Chief Financial Officer and Secretary on May 29, 2018 and served until the filing of our 2018 Form 10-K on April 1, 2019.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee of our board of directors generally has the responsibility of administering our executive compensation program or making recommendations to the full board with respect to such program. The Compensation Committee reviews and, as appropriate, makes recommendations to the full board regarding the base salaries and annual cash bonuses for executive officers, and administers our stock incentive plans, including the grants of stock options.

Compensation Philosophy and Objectives

Our principal executive compensation policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. In administering the executive compensation program, the Compensation Committee is mindful of the following principles and guidelines, which are supported by the full board:

•Base salaries for executive officers should be competitive.

•A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders.

•The variable part of annual compensation should reflect both individual and corporate performance.

•As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives and help to align further the interests of executives and stockholders in the enhancement of stockholder value.

Executive officer compensation has three primary components: base salary, bonuses granted under a bonus or cash incentive plan, and stock-based awards granted pursuant to the 2014 Plan. In addition, executive officers receive certain benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.

During 2019, the Compensation Committee engaged Radford (a division of Aon) to assist with the review of the Company’s executive compensation by providing data on market trends and, more specifically, with respect to a group of peer companies having similar size and other characteristics to the Company based on the Company’s performance and how the Company’s compensation levels compared with such peers.

For each Named Executive Officer’s compensation for 2019, the Compensation Committee reviewed the proposed level for each compensation component based on various factors, including the median level for the peer group and other competitive market factors, internal equity and consistency, and an emphasis on pay for performance. The Compensation Committee made recommendations to our board of directors, based on input from the then Chief Executive Officer other than with respect to his own compensation, which then approved the final compensation amounts for each executive officer. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Base salary

The Compensation Committee seeks to establish executive officer base salary levels that are competitive with the median amounts paid to executives performing similar functions within the Company’s peer group. The Compensation Committee also takes into account a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Compensation Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.
Cash incentive plan
Effective July 16, 2019, an Executive Bonus Plan (the “Bonus Plan”) was established, based on the Compensation Committee’s recommendation to our board of directors, for executive management under which the executive officers are each eligible for a cash incentive payment. Our board of directors set the potential payments at up to the following percentages of such executive’s 2019 prorated salary, with the final amounts payable to be determined by our board of directors based upon the 2019 financial results with respect to the metrics and percentages described below:

	Incentive Payment as a % of Base Salary (1)
	Minimum	Target	Maximum
Chief Executive Officer	0%	120%	240%
President and Chief Financial Officer	0%	60%	120%

(1)	Based on the annual salary rate for the year and prorated for the portion of the year they worked for the Company.
Subject to the terms of the Bonus Plan, distribution of the 2019 bonus was based 70% on Company performance and 30% on individual performance. Our board of directors or the Compensation Committee could, in its sole discretion, adjust amounts payable to any participant downward or upward to reflect such considerations as it may in its sole discretion deem to be appropriate.

The Company performance metrics selected for the Bonus Plan by the Compensation Committee were revenue and cash management. The minimum targets for the revenue condition and the cash management condition for Company performance were not met in 2019. The individual performance distribution was determined to be $120,000 for the Chief Executive Officer and $50,000 for the President and Chief Financial Officer, for a total of $170,000, which were paid in January 2020. As permitted by the Bonus Plan, the Compensation Committee used its discretion to grant Mr. Nestor a bonus that was $9,500, in excess of the amount payable pursuant to the Bonus Plan in light of his performance during 2019.
Discretionary bonuses
The Compensation Committee may from time to time award a discretionary annual cash bonus to executive officers, in the amounts and based on the factors determined by the Compensation Committee. The bonus awards may be based on an executive officer’s individual performance or on the overall success of the Company, or both. There were no discretionary bonuses awarded to the Named Executive Officers with respect to 2019, other than the discretionary bonus paid to Mr. Nestor under the Bonus Plan.
Stock Awards and Other Stock-Based Awards
The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore; periodically grants time-based stock options and RSUs under the 2014 Plan at the then current market price.

The Compensation Committee grants, or recommends to the board to grant, options and/or RSUs to executive officers, typically after consideration of recommendations from the Chief Executive Officer. Recommendations for equity awards are based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous equity award grants to such officers and customary levels of equity award grants for the respective position in other comparable companies. The exercise price for stock options is equal to the fair market value of our common stock on the grant date. Stock options generally vest over a four-year period with 25% vesting one year from the date of grant and the remaining 75% vesting equally on a monthly basis over the remaining 36 months. Options expire 10 years from the date of grant. RSUs, if granted, generally vest over a three-year period with 33% vesting one year from the grant date, 33% vesting two years from the grant date, and the remaining 34% vesting three years from the grant date.

Under the 2014 Plan, upon a Change of Control (as defined in such plan) all outstanding unvested RSUs become fully vested if not assumed, or substituted with a new award, by the successor to the Company and, if such awards are assumed or substituted by the successor to the Company, they become fully vested if the RSU holder’s employment is terminated (other than a termination for cause) within two years following a Change of Control. If an option holder’s employment is terminated within two years after a Change of Control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option.

In July 2019, Mr. Tu, Executive Chairman and Chief Executive Officer, was awarded 60,000 stock options and Mr. Nestor, President and Chief Financial Officer, was awarded 30,000 stock options. These options have an exercise price of $2.10 per share. One fourth of these options vested on July 16, 2020, with the remaining three-fourths vesting in equal monthly installments thereafter over a three-year period.
Change in Control Benefit Plan

On February 19, 2017, we established a Change in Control Benefit Plan to provide for the payment of certain benefits to selected eligible employees and directors of the Company. A Change in Control is defined in the same manner as under the Equity Incentive Plan and, subject to limited exceptions, includes any one or more of the following events summarized below:

•any “person” becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company;

•individuals who, as of the beginning of any 24-month period, constitute the board cease for any reason during such 24-month period to constitute at least a majority of the board; or

•consummation of (A) a merger, consolidation or reorganization of the Company, in each case, with respect to which all or substantially all of the persons who were the respective owners of the voting securities of the Company prior to such merger, consolidation or reorganization, do not, following such merger, consolidation or reorganization beneficially own, directly or indirectly, at least 35% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company.

The Company entered into Change in Control participation agreements with Dr. Tewksbury on February 19, 2017 and with Mr. Turin on May 18, 2018 (which terminated upon their departure). The Change in Control participation agreement provides for a lump sum payment equal to one times annual base salary and target bonus, accelerated vesting of stock awards, and continuation of group health plan benefits for 12 months if the participant’s employment is involuntarily terminated within 24 months of a Change in Control.

There are no Change in Control participation agreements in place with either Mr. Tu, Executive Chairman and Chief Executive Officer or Mr. Nestor, President Chief Financial Officer and Secretary.
Employment Agreements with Named Executive Officers
We do not have employment agreements with any of our Named Executive Officers.
Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our Named Executive Officers as of December 31, 2019:

		Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date
James Tu	7/16/2019	—	60,000	$2.10	7/16/2029
Tod Nestor	7/16/2019	0	30,000	$2.10	7/16/2029
Theodore L. Tewksbury, III	2/27/2017	9,065	—	$17.15	4/1/2020
Jerry Turin	—	—	—	—	—

(1)	One-fourth vests on the first anniversary of the grant date, and the remainder vests in equal monthly installments thereafter over a three-year period.
(2)
One third was to vest on the first anniversary of the grant date, and the remainder was to vest monthly in equal installments over the following 24-month period. Pursuant to the terms of Dr. Tewksbury’s separation agreement with the Company, his unvested options terminated on April 1, 2019 and his vested options remained exercisable for one year following his separation date, or through April 1, 2020.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our board. In setting director compensation, our board considers the significant amount of time that directors expend in fulfilling their duties, the skill level required, and the compensation of board members at comparable companies.

Our board has approved the following annual cash and stock-based compensation for non-employee directors:

Annual Cash Retainer	$24,000
Initial Restricted Stock Unit Grant	$20,000	(1)
Additional Annual Cash Retainers:
Lead Director	$14,750
Compensation Committee Chair	$14,000
Compensation Committee Member	$5,000
Audit and Finance Committee Chair	$19,000
Audit and Finance Committee Member	$7,000
Nominating and Corporate Governance Committee Chair	$9,000
Nominating and Corporate Governance Committee Member	$4,000

(1)
Other than Ms. Huang, who was not a director in 2019, each current non-employee director received 20,000 RSUs/shares of common stock for their service during 2019, with any RSUs granted vesting in full on December 17, 2019, the date of our annual meeting of stockholders.

Our board of directors, at its discretion, may grant options or other equity awards to newly elected directors and additional grants to other directors.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Jennifer Cheng	24,033	14,286	38,319
Geraldine McManus	34,550	14,286	48,836
Philip Politziner	12,671	8,400	21,071
Stephen Socolof	31,103	8,400	39,503
Ronald D. Black (3)	28,638	—	28,638
Glenda M. Dorchak (3)	22,521	—	22,521
Marc J. Eisenberg (3)	23,088	—	23,088
Michael R. Ramelot (4)	49,443	—	49,443
Satish Rishi (3)	24,829	—	24,829

(1)	Represents cash fees earned during 2019.
(2)	Represents RSUs that vested on December 17, 2019 and settled in common stock or stock grants. The grant date fair value is calculated based on the closing price of the stock on the grant date.
(3)
Dr. Black and Messrs. Eisenberg and Rishi resigned from our board of directors effective as of the April 1, 2019. Ms. Dorchak resigned from the board as of February 21, 2019. Their unvested RSUs vested as of their respective resignation dates.

(4)	Mr. Ramelot’s term as a director expired at the 2019 Annual Meeting of stockholders held on December 17, 2019, and he was not re-nominated for an additional term.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 30, 2018, each of Gina Huang, Brilliant Start, Jag, Jiangang Luo, Cleantech Global Ltd., James Tu, Global Fund, Yeh-Mei Hui Cheng, Communal International, Ltd., and 5 Elements Energy Efficiency Limited (collectively, the “Former Schedule 13D Parties”) filed a Schedule 13D with the SEC, indicating that they may have been deemed to be a “group” under Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder, and that such group beneficially owned 17.6% of our common stock. The Schedule 13D was amended on February 26, 2019 and April 3, 2019.

A description of the relationships between certain of the Former Schedule 13D Parties is set forth below:

•Gina Huang (“Ms. Huang”), who:
◦is now a member of our board of directors;
◦is the Chairperson of Brilliant Start and the sole owner of Jag International, Ltd. (“Jag”);
◦has voting and dispositive power over the common stock beneficially owned by Brilliant Start and Jag;
•Jiangang Luo (“Mr. Luo), who is the Managing Partner of Cleantech Global Ltd. (“Cleantech”), and a former member of our board of directors;
•James Tu (“Mr. Tu”), who is now the Company’s Chairman and Chief Executive Officer and member of our board and previously served as Chairman, Chief Executive Officer and President of the Company and a member of our board from December 18, 2012 until his resignation from such positions on February 19, 2017:
◦has voting and dispositive power over the common stock held by 5 Elements Global Fund L.P.;
◦is a Co-Founder and 50% owner of Communal International, Ltd. (“Communal”), which has 50% ownership interest in Energy Efficiency (defined below);
•Yeh-Mei Hui Cheng (“Ms. Cheng”), who:
◦is the general partner and controlling partner of Energy Efficiency (defined below);
◦owns 50% of Energy Efficiency;
◦is Co-Founder and 50% owner of Communal, which owns the other 50% of Energy Efficiency; and
◦is the mother of Jennifer Cheng, a current member of our board of directors, and Simon Cheng, a member of our board of directors through February 19, 2017 and a current employee of the Company;
•Communal, which holds 50% ownership interest in 5 Elements Energy Efficiency Limited (“Energy Efficiency”); and
•Energy Efficiency, which is owned 50% by Ms. Cheng and 50% by Communal.

On February 21, 2019, the Former Schedule 13D Parties entered into a settlement with the Company providing for the appointment of two directors (Geraldine McManus and Jennifer Cheng) and the nomination of those two directors for election at the Company’s 2019 annual meeting of stockholders.

On March 29, 2019, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with certain investors, including Fusion Park (of which James Tu is the sole member) and Brilliant Start (which is controlled by Gina Huang), for the purchase of an aggregate of $1.7 million in subordinated convertible promissory notes. Pursuant to the Note Purchase Agreement, Fusion Park and Brilliant Start purchased $580,000 and $500,000, respectively, in principal amount of the subordinated convertible promissory notes. The subordinated convertible promissory notes were amended on May 29, 2019 (as amended, the “Convertible Notes”). In connection with the sale of Convertible Notes, Mr. Tu was appointed as a member of our board of directors on April 1, 2019 and Chief Executive Officer, President and interim Chief Financial Officer on April 2, 2019.

The Convertible Notes had a maturity date of December 31, 2021 and bore interest at a rate of 5% per annum until June 30, 2019 and at a rate of 10% thereafter. Pursuant to their terms, on January 16, 2020 following approval of certain amendments to our certificate of incorporation by our stockholders, the principal amount of all of the Convertible Notes and the accumulated interest thereon in the amount of $1,815,041 converted at a conversion price of $0.67 per share into an aggregate of 2,709,018 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 0.20 of a share of common stock. Upon the conversion of the Convertible Notes, Fusion Park and Brilliant Start received 924,253 shares and 796,770 shares, respectively, of Series A Preferred Stock.

On January 30, 2020, the Former Schedule 13D Parties filed an amendment to their Schedule 13D, which among other things, reported that the “group” that may have been formed by the Former Schedule 13D parties was no longer a group. That amendment did note, however, that Ms. Huang, Jag, Brilliant Start, James Tu, Global Fund and Fusion Park may be deemed to be a “group” (as such term is defined in as defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) promulgated thereunder).

On January 24, 2020, our board of directors unanimously approved the appointment of Gina Huang (Mei Yun Huang) as a director of the Company..

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than 10% of a registered class of our equity securities, who collectively we generally refer to as insiders, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such insiders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe that all of our insiders filed the required reports on a timely basis under Section 16(a) for fiscal year 2019, except (i) Ms. Cheng inadvertently filed two late Form 4s with respect to two transactions; (ii) Ms. McManus inadvertently filed two late Form 4s with respect to two transactions; (iii) the Former Schedule 13D Parties inadvertently filed one late Form 4 with respect to two transactions; (iv) Mr. Socolof inadvertently filed one late Form 3 after being appointed a director and two late Form 4s with respect to two transactions; (v) Mr. Nestor inadvertently filed one late Form 3 after being appointed President, Chief Financial Officer and Secretary; (vi) Mr. Politziner inadvertently filed one late Form 4 with respect to one transaction.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and GBQ Partners LLC the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2019 fiscal year. The Audit and Finance Committee has also discussed with GBQ Partners LLC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from GBQ Partners LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with GBQ Partners LLC its independence from Energy Focus.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2019 fiscal year for filing with the SEC.

Submitted by the Audit and Finance Committee
Philip Politziner, Chair
Stephen Socolof
Geraldine F. McManus

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our Proxy Statement for the 2021 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than April 5, 2021 pursuant to Rule 14a-8(e) under the Exchange Act, assuming that the date of the 2021 Annual Meeting will occur within 30 days of the anniversary of the 2020 Annual Meeting.

A stockholder who wishes to present a proposal at the 2021 Annual Meeting without having it appear in the Proxy Statement must submit notice of the proposal in writing to our Secretary no earlier than May 20, 2021 and no later than June 19, 2021, assuming that the 2020 Annual Meeting occurs on September 17, 2020, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2021 Annual Meeting is more than 30 days before or after the anniversary of the 2020 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company’s Proxy Statement) or the Company’s Bylaws (for all other proposals).

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2019 Annual Report on Form 10-K (the “2019 Annual Report”). If you and other stockholders of record with whom you share an address currently receive multiple sets of proxy statements and annual reports, and you would like to receive only a single copy of each in the future, or if you and other stockholders of record with whom you share an address currently receive a single copy of proxy statements and annual reports, and you would like to receive a separate copy of each in the future, please send your name, the name of your brokerage firm, and your account number to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 800-542-1061. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or the other record holder to request information about householding.

OTHER MATTERS

Our board of directors knows of no other matters to be submitted during the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy will vote the shares they represent in such manner as the board may recommend.

ANNUAL REPORT ON FORM 10-K

Our 2019 Form 10-K, may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocus.com.

Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139

Dated: July 31, 2020

Appendix A

ENERGY FOCUS, INC. 2020 STOCK INCENTIVE PLAN

1. Purpose of the Plan.
The purpose of this Plan is to enhance stockholder value by linking the compensation of officers, directors and key employees of the Company to increases in the price of Energy Focus, Inc. common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such employees and directors to act in the stockholders’ interest and share in the Company’s success.
2. Definitions.
As used herein, the following definitions shall apply:
(a) “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.
(b) “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.
(c) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
(d) “Award” means a Stock Award, Option, Stock Appreciation Right, or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.
(e) “Awardee” means an Employee, Director or Consultant who has been granted an Award under the Plan.
(f) “Award Agreement” means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.
(g) “Board” means the Board of Directors of the Company.
(h) “Change of Control” shall mean, except as otherwise provided in an Award Agreement, one of the following shall have taken place after the date of this Plan:
(i) any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) (other than the Company, any majority controlled subsidiary of the Company, or the fiduciaries of any Company benefit plans) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company; provided, however, that no Change of Control shall occur upon the acquisition of securities directly from the Company;
(ii) individuals who, as of the beginning of any 24 month period, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason during such 24 month period to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or
(iii) consummation of (A) a merger, consolidation or reorganization of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 35% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company, unless at least 35% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities that acquire such assets are beneficially owned by individuals or entities who or that were beneficial owners of the voting securities of the Company immediately before such sale or other disposition.
Notwithstanding the foregoing, (x) if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur, and (y) a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(i) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation Committee of the Board.
(k) “Common Shares” means the common stock, par value $0.0001 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.
(l) “Company” means Energy Focus, Inc., a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.
(m) “Consultant” means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement
(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
(o) “Director” means a member of the Board. Any Director who does not serve as an employee of the Company is referred to herein as a “Non-employee Director.”
(p) “Disability” means (i) “Disability” as defined in any employment, consulting or similar agreement to which the Participant is a party, or (ii) if there is no such agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” shall mean the Participant’s continuous illness, injury or incapacity for a period of six consecutive months, as determined by the Administrator in its discretion. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (x) the Participant’s “disability” within the meaning of Section 409A of the Code, (y) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (z) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.
(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(r) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.
(s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto.

(t) “Fair Market Value” with respect to a Share shall mean the market price of such Share, determined by the Committee as follows:
(i) If the Shares are listed on any established stock exchange or a national market system, the per Share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii) If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the quotations published by the OTC Markets Group Inc.) or by a recognized securities dealer, the closing sales price for each share of such stock or, if closing sales prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) In the absence of an established market for the Shares of the type described in (a) and (b), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provisions of Section 409A of the Code and the regulations and rulings thereunder.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(u) “Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Committee.
(v) “Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.
(w) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y) “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.
(z) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).
(aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
(bb) “Plan” means this Energy Focus, Inc. 2020 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.
(cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.
(dd) “Retirement” means, unless the Administrator determines otherwise, Termination of Employment, voluntary or involuntary, by a Participant from the Company and its Affiliates, other than a Termination for Cause, after attaining age fifty-five (55) and having at least ten (10) years of service as an Employee with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company. For Plan purposes, a “voluntary” Termination of Employment is a Termination of Employment where the Participant does not qualify for severance benefits, whether under a severance agreement or the Company’s or any of its Affiliate’s severance policy, plan or other arrangement.
(ee) “Securities Act” means the United States Securities Act of 1933, as amended.
(ff) “Share” means a Common Share, as adjusted in accordance with Section 15 of the Plan.
(gg) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).
(hh) “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).
(ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
(kk) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
(ll) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.
(mm) “Termination of Employment” means for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee in the terms of an Award Agreement or otherwise, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-employee Director capacity, such change in status shall be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 350,000 Shares. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. As of the date the Plan is approved by the Company’s stockholders, no further awards will be made under the Energy Focus, Inc. 2014 Stock Incentive Plan, as amended, (the “Prior Plan”).
(b) Code Section 422 Limits. Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 350,000 Shares.
(c) Share Counting Rules.
(i) For purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to Awards granted under this Plan and shall be available for future Awards granted under this Plan. If Shares subject to an award under any Prior Plan are canceled, expired, settled in cash, or forfeited for any reason (in whole or in part), the Shares subject to an award under the Prior Plan, to the extent of such cancellation, expiration, settlement in cash, or forfeiture, shall not be available for grant under this Plan. Notwithstanding the foregoing, Shares added back under the provisions of this subsection (c) shall not be counted when determining the limit on Shares that may be granted as Incentive Stock Options under subsection (b), above.
(ii) Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (i) of this Section: (a) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (b) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights, (c) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. Shares subject to Awards that have been retained by the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, shall again be available for grant under the Plan.
(iii) Conversion Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on Awards to a Participant under subsection (b) above, and Shares subject to a Conversion Award shall not again be available for an Award under the Plan as provided in subsection (c)(i) above.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.
(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.
(iii) Other Administration. To the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded, the members of the Committee shall also qualify as “independent directors” as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not directors or executive officers.
(iv) Awards to Directors. The Board shall have the power and authority to grant Awards to Non-employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.
(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:
(i) to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;
(ii) to determine the number of Common Shares to be covered by each Award granted hereunder;
(iii) to determine the type of Award to be granted to the selected Employees and Non-employee Directors;
(iv) to approve forms of Award Agreements;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
(vi) to correct administrative errors;
(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;
(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;
(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the plan amendment provisions set forth in Section 16 of the Plan, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;
(xi) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;
(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;
(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;
(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and
(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
(d) Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
5. Eligibility.
Awards may be granted only to Directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).
6. Term of Plan.
The Plan shall become effective upon its approval by stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the stockholders of the Company (the “Effective Date”) unless terminated earlier under Section 16 of the Plan.
7. Term of Award.
Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.
8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals.
(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.
(b) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, except with respect to Conversion Awards. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.
(c) No Option Repricings. Subject to Section 15 of the Plan, the exercise price of an Option may not be reduced without stockholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.
(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.
(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
(i) cash;
(ii) check or wire transfer (denominated in U.S. Dollars);
(iii) subject to any conditions or limitations established by the Administrator, other Shares which were held for a period of more than six (6) months on the date of surrender and which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price, if any, shall be refunded to the Awardee in cash);
(iv) subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;
(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;
(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or
(vii) any combination of the foregoing methods of payment.
(g) Procedure for Exercise; Rights as a Stockholder.
(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.
(ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.
(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.
(h) Termination of Employment or Board Membership.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Option.
(ii) Unless otherwise provided in the Award Agreement:
(A) Upon termination from membership on the Board by a Non-employee Director, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture, or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for one year thereafter, or the remaining term of the Option, if less;
(B) Upon Termination of Employment or termination from membership on the Board by a Non-employee Director due to death or Disability, any Option held by such Employee or Non-employee Director that (1) is vested and exercisable as of the effective date of such Termination of Employment or termination from membership on the Board shall remain exercisable for one year after such termination or the remaining term of the Option, if less, and (2) is not yet vested shall vest in full as of the date of death or Disability, and any such vested Options shall remain exercisable for one year after such Termination of Employment or termination from membership on the Board by a Non-employee Director due to death or Disability or the remaining term of the Option, if less;
(C) Upon Termination of Employment due to Retirement, any Option held by an Awardee at Retirement, to the extent vested and exercisable as of the effective date of such Retirement, will remain outstanding for the lesser of one year or the remaining term of the Option; and
(D) Any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a Termination for Cause.
9. Incentive Stock Option Limitations/Terms.
(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.
(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
(c) Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.
(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.
(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.
10. Stock Appreciation Rights.
A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code). All Stock Appreciation Rights under the Plan, other than Conversion Awards, shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.
11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.
(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Stock Awards for which vesting is not based on the attainment of performance criteria are referred to as “Restricted Stock Awards.”
(c) Termination of Employment or Board Membership.
(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement (C) death, or (D) otherwise (including Termination for Cause) shall have on any Stock Award.
(ii) Unless otherwise provided in the Award Agreement:
(A) A Termination of Employment or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in immediate full vesting of any as yet unvested Stock Award, and in the case of a Stock Award that vests upon the achievement of performance goals, the vested amount shall be based upon the target award amount;
(B) Any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.
In the event that the Administrator shall provide for vesting as to a ratable portion of a performance period in an Award Agreement for a Stock Award under which vesting is based on the attainment of performance criteria over such performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Stock Award that is vested based upon actual performance results after the completion of the performance period.
(d) Rights as a Stockholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.
12. Other Stock-Based Awards.
(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), as well as any cash based bonus based on the attainment of Qualifying Performance Criteria as described in Section 13(b), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to attainment of a performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.
(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares or a target amount of cash, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares or a combination thereof, as the Administrator determines.
(d) Termination of Employment or Board Membership.
(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award.
(ii) Unless otherwise provided in the Award Agreement:
(A) A Termination of Employment or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in immediate full vesting of any as yet unvested Other Stock-Based Award, and in the case of an Other Stock-Based Award which vests on the basis of attainment of a performance goal, the vested amount shall be based upon the target award amount;
(B) Any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.
In the event that the Administrator shall provide for vesting as to a ratable portion of a performance period in an Award Agreement for an Other Stock-Based Award under which vesting is based on the attainment of performance criteria over such performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Other Stock-Based Award that is vested based upon actual performance results after the completion of the performance period.
13. Other Provisions Applicable to Awards.
(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an Award transferable to an Awardee’s family member or any other person or entity provided the Awardee does not receive consideration for such transfer. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.
(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”) or on a non-GAAP or adjusted GAAP basis, applied to either the Company as a whole or to a Subsidiary, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) sales or cash return on sales; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) market share; (xxi) asset velocity index; (xxii) contract awards or backlog; (xxiii) overhead or other expense or cost reduction; (xxiv) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxv) credit rating; (xxvi) strategic plan development and implementation; (xxvii) improvement in workforce diversity; (xxviii) customer satisfaction; (xxvix) employee satisfaction; (xxx) management succession plan development and implementation; and (xxxi) employee or customer retention. Extraordinary, non-recurring items that may be the basis of adjustment include acquisitions or divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, the cumulative effects of tax or accounting changes in accordance with U.S. GAAP, and foreign exchange gains or losses.
(c) Certification. Prior to the payment of any compensation under an Award based on the attainment of Qualifying Performance Criteria, the Administrator shall certify in writing the extent to which any Qualifying Performance Criteria under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).
(d) Discretionary Adjustments. Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced (but not increased) by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.
14. Dividends and Dividend Equivalents.
Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Awards or

Other Stock-Based Awards that, in either case, vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of Shares or Stock Units actually earned under the Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.
15. Adjustments upon Changes in Capitalization, Organic Change or Change of Control.
(a) Adjustment Clause. In the event of (i) a stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3 of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which stockholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Qualifying Performance Criteria applicable to any Awards to reflect any Share Change and any Organic Change and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by GAAP or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings. Any adjustment under this Section 15(a) need not be the same for all Participants.
(b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:
(i) On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall, if not assumed, or substituted with a new award, by the successor to the Company, become fully exercisable and vested, and if the successor to the Company assumes such Options or Stock Appreciation Rights or substitutes other awards for such Awards, such Awards (or their substitutes) shall become fully exercisable and vested if the Participant’s employment is terminated (other than a Termination for Cause) within two years following the Change of Control.
(ii) Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested following such Termination of Employment shall remain exercisable until the earlier of the third anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two years after a Change of Control, or within two years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(i) and 10 of the Plan shall govern (as applicable).
(iii) On the date that such Change of Control occurs, the restrictions and conditions applicable to any or all Stock Awards, Stock Unit Awards and Other Stock-Based Awards that are not assumed, or substituted with a new award, by the successor to the Company shall lapse and such Awards shall be fully vested. Unless otherwise provided in an Award Agreement at the Grant Date, upon the occurrence of a Change of Control without assumption or substitution of the Awards by the successor, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Stock Unit Awards and Other Stock-Based Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Awardee shall be entitled to receive the Award from the Company on the date that would have applied absent this provision. If the successor to the Company does assume (or substitute with a new award) any Stock Awards, Stock Unit Awards and Other Stock-Based Awards, all such Awards shall become fully vested if the Participant’s employment is terminated (other than a Termination for Cause) within two years following the Change of Control, and any performance based Award shall be deemed fully earned at the target amount effective as of such Termination of Employment.
(iv) The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, and if there is no excess value, the Committee may, in its discretion, cancel such Awards.
(v) An Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 15(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 24 of the Plan in order to ensure that such Award complies with Code Section 409A.
16. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company and subject to Section 16(b), no such amendment shall be made that would:
(i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;
(ii) reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or
(iii) reduce the exercise price of outstanding Options or Stock Appreciation Rights, as prohibited by Section 8(c) without stockholder approval.
(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that this exception shall not apply following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
17. Designation of Beneficiary.
(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.
(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.
18. No Right to Awards or to Employment.
No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
19. Legal Compliance.
Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.
20. Inability to Obtain Authority.
To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21. Reservation of Shares.
The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
22. Notice.
Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.
23. Governing Law; Interpretation of Plan and Awards.
(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.
(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.
(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
24. Section 409A.
It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):
(a) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A.
(b) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.
(c) Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.
(d) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
(e) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.
(f) Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by the Participant pursuant to Code Section 409A
25. Limitation on Liability.
The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:
(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
(b) Tax or Exchange Control Consequences. Any tax consequence or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.
26. Unfunded Plan.
Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.
27. Foreign Employees.
Awards may be granted hereunder to Employees and Consultants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
28. Tax Withholding.
Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares that are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.
29. Cancellation of Award; Forfeiture of Gain.
Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Committee in its sole discretion.
30. Data Privacy and Transfer
As a condition of acceptance of an Award, the Participant explicitly thereby consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title, Shares held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, management and administration of the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. In addition, by accepting an Award under the Plan, each Participant agrees and acknowledges (i) that the Data will be held only as long as is necessary to implement, manage, and administer the Plan; (ii) that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw consent to the use and transfer of the Data, without cost, by delivering such revocation or withdrawal of consent in writing to a designated human resources representative; and (iii) that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan thereafter.

Adopted by the Board of the Directors of the Company on March 18, 2020.
Amended by the Board of Directors of the Company on July 20, 2020.
Approved by the Company’s stockholders and effective on September 17, 2020.

ENERGY FOCUS, INC.
ATTN: TOD NESTOR
32000 AURORA ROAD
SUITE B
SOLON, OH 44139

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/EFOI2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 16, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21378-P43200 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGY FOCUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jennifer Cheng
02) Gina Huang
03) Geraldine McManus
04) Philip Politziner
05) Stephen Socolof
06) James Tu

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date